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                                                                    Exhibit (6)L

                       NO DEFAULT CONFIRMATION CERTIFICATE

TO:      AMERICAN STONE INDUSTRIES, INC.

AND TO: Walter & Haverfield their solicitors herein;

Re: Certain Agreements with respect to Stoklosar Marble Quarries Limited
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WHEREAS Grenville Aggregate Specialties Limited ("Grenville") and 237894 Ontario
Limited ("237894") are the sole shareholders of Stoklosar Marble Quarries
Limited (hereinafter called the "Stoklosar") a corporation duly incorporated under the laws of the Province of Ontario;

AND WHEREAS William Purvis Houston ("Houston"), the Estate of Robert Graham Nash ("Nash"), E. Victor Artuso ("Artuso") and Nicholls Investments Inc. are collectively referred to herein as the "Vendors" and individually as a "Vendor";

AND WHEREAS the Vendors and American Stone Industries, Inc. ("American Stone") entered into a share purchase agreement (the "American Stone Agreement") dated September 9, 1996 pursuant to which, American Stone was to purchase all the Shares of Grenville and 237694 on the terms and conditions set out therein;

AND WHEREAS pursuant to finalization of the American Stone Agreement, American Stone and the Vendors entered into an interim management agreement (the "Interim Management Agreement") dated August 30, 1996 which provided for the joint management of Stoklosar by the Vendors and American Stone in anticipation of the sale provided for in the American Stone Agreement;

AND WHEREAS the American Stone Agreement terminated in accordance with its term, and 112769 Ontario Limited (the "Purchaser") and the Vendors enter into another Agreement (the "New Agreement") dated December 11, 1996 pursuant to which the Purchaser agreed to purchase the Shares on substantially the same terms as were in the American Stone Agreement;

AND WHEREAS at the time that the American Stone Agreement was executed and completed on December 11, 1996, the parties entered into a Termination and Release Agreement dated December 11, 1996 to confirm and record the termination of the American Stone Agreement, and to provide for the continuation and amendment of the Interim Management Agreement with the Purchaser assuming the obligations of American Stone thereunder;

AND WHEREAS the Termination and Release Agreement provided for the full release of American Stone from both the American Stone Agreement and the Interim Management Agreement save and except for any breach of the Interim Management Agreement by American Stone or any improper action undertaken by American Stone during the period that they were a party to the Interim Management Agreement;

AND WHEREAS pursuant to the preparation of its financial statements, American Stone wishes to confirm that there is absolutely no liability, real or contingent, remaining for American Stone under the Interim Management Agreement by confirming that there was no breach of the Interim Management Agreement by American Stone nor was there any improper action undertaken by American Stone during the period that they were a party to the Interim Management Agreement;

NOW THEREFORE in consideration of certain good and valuable consideration, the receipt and sufficiency whereof each of the parties hereto hereby acknowledges, the undersigned hereto confirm as follows:

1.       The above recitals are true.

2. The undersigned confirm that American Stone did not breach the Interim Management Agreement in any way, nor did it take or permit any improper action to be undertaken by American Stone or any other party for whom American Stone was responsible at law. American Stone therefore has no further obligations or liabilities, real or contingent, under the Interim Management Agreement. In return, American Stone confirms that it has no claims or rights against any of the other parties to the Interim Management Agreement.

3. The undersigned agree that this Certificate may be relied upon and pleaded as a complete estoppel by American Stone, its board of directors and any other party who will be relying on same for purposes of either preparing, analyzing or reviewing the American Stone financial statements and other corporate records.




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4.       This document may be executed in counterpart and may be executed and delivered by fax and shall be binding on all parties if so executed and delivered.

Dated this        day of _____________, 1997

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         Witness          The Estate of ROBERT GRAHAM NASH
                                   by its executor, (executor)

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         Witness          WILLIAM PURVIS HOUSTON

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         Witness          E. VICTOR ARTUSO

                          AMERICAN STONE INDUSTRIES, INC.

                          By:
                             ---------------------------------------------------
                          By:
                             ---------------------------------------------------
                                   I/we have authority to bind the corporation.

                          1211769 ONTARIO LIMITED

                          By:
                             ---------------------------------------------------
                          By:
                             ---------------------------------------------------
                                   I/we have authority to bind the corporation.

                          NICHOLLS INVESTMENTS INC.

                          By:
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                          By:
                             ---------------------------------------------------
                                   I/we have authority to bind the corporation.

                          GRENVILLE AGGREGATE
                           SPECIALTIES LIMITED

                          By:
                             ---------------------------------------------------
                          By:
                             ---------------------------------------------------
                                   I/we have authority to bind the corporation.

                          237894 ONTARIO LIMITED

                          By:
                             ---------------------------------------------------
                          By:
                             ---------------------------------------------------
                                   I/we have authority to bind the corporation.

                          STOKLOSAR MARBLE QUARRIES LIMITED

                          By:
                             ---------------------------------------------------
                          By:
                             ---------------------------------------------------
                                   I/we have authority to bind the corporation.